Exhibit 99.1

Digimarc Reports Third Quarter 2018 Financial Results

Beaverton, Ore. — October 30, 2018 — Digimarc Corporation (NASDAQ: DMRC), the inventor of the Intuitive Computing Platform (ICP™) featuring Digimarc Barcode, reported financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Results

Revenue for the third quarter of 2018 totaled $4.9 million compared to $8.7 million in the same quarter a year-ago. The decrease in revenue was due to lower license revenue reflecting the impact of the $3.5 million upfront license fee and $0.3 million of royalties realized in the third quarter of 2017 from an existing licensee. In exchange for the upfront license fee, the company waived any future royalty obligations from this licensee in one of the licensed fields of use.

Operating expenses for the third quarter of 2018 totaled $11.6 million compared to $11.0 million in the same quarter a year-ago. The increase in operating expenses was due to higher investment in sales and marketing as the company continues to address important opportunities in market development and delivery of Digimarc Discover and Digimarc Barcode.

Operating loss for the third quarter of 2018 totaled $8.6 million compared to $4.4 million in the same quarter a year-ago. The higher operating loss was primarily due to lower license revenue and higher operating expenses.

Net loss for the third quarter of 2018 totaled $8.3 million or $(0.73) per diluted share compared to a net loss of $4.2 million or $(0.39) per diluted share in the same quarter a year-ago.

At quarter-end, cash, cash equivalents and marketable securities totaled $49.4 million, compared to $56.8 million at June 30, 2018.

Conference Call

Digimarc will hold a conference call tomorrow (Wednesday, October 31, 2018) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay via the investor section of the company's website.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 96755401

If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of everyday objects such as product packaging and virtually any media, including print, images and audio. Based on the patented Intuitive Computing Platform (ICP™), Digimarc provides innovative and comprehensive automatic recognition technologies to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. Digimarc has a global patent portfolio, which includes over 1,100 granted and pending patents. These innovations include state-of-the-art identification technology, Digimarc Barcode, as well as Digimarc Discover® software for barcode scanning, image recognition, and more. Digimarc is based in Beaverton, Oregon, with technologies deployed by major retailers and consumer brands, global banks, U.S. states, film companies and professional sports franchises, among others. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything®.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding market opportunities for Digimarc Discover and Digimarc Barcode, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2017 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Nine Month Information
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Revenue:
Service	$2,787	$2,986	$9,630	$9,935
Subscription	1,532	1,306	4,554	4,171
License	595	4,385	1,781	6,249
Total revenue	4,914	8,677	15,965	20,355

Cost of revenue:
Service	1,301	1,332	4,412	4,431
Subscription	480	611	1,470	1,701
License	154	129	443	369
Total cost of revenue	1,935	2,072	6,325	6,501

Gross profit:
Service	1,486	1,654	5,218	5,504
Subscription	1,052	695	3,084	2,470
License	441	4,256	1,338	5,880
Total gross profit	2,979	6,605	9,640	13,854

Gross margin:
Service	53%	55%	54%	55%
Subscription	69%	53%	68%	59%
License	74%	97%	75%	94%
Percentage of gross profit to total revenue	61%	76%	60%	68%

Operating expenses:
Sales and marketing	4,741	4,075	14,385	12,064
Research, development and engineering	4,069	4,108	12,074	11,503
General and administrative	2,447	2,442	7,495	7,066
Intellectual property	328	387	948	1,124
Total operating expenses	11,585	11,012	34,902	31,757

Operating loss	(8,606)	(4,407)	(25,262)	(17,903)

Other income, net	273	174	799	408

Loss before income taxes	(8,333)	(4,233)	(24,463)	(17,495)

Benefit (provision) for income taxes	(9)	(7)	(29)	94
Net loss	$(8,342)	$(4,240)	$(24,492)	$(17,401)

Earnings (loss) per common share:
Loss per common share - basic	$(0.73)	$(0.39)	$(2.16)	$(1.67)
Loss per common share - diluted	$(0.73)	$(0.39)	$(2.16)	$(1.67)
Weighted average common shares outstanding - basic	11,394	10,797	11,333	10,410
Weighted average common shares outstanding - diluted	11,394	10,797	11,333	10,410

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents (1)	$33,775	$40,823
Marketable securities (1)	15,640	26,915
Trade accounts receivable, net	2,957	6,404
Other current assets	2,453	2,171
Total current assets	54,825	76,313
Property and equipment, net	4,096	4,236
Intangibles, net	6,602	6,381
Goodwill	1,114	1,114
Other assets	516	326
Total assets	$67,153	$88,370

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,576	$1,914
Deferred revenue	1,846	3,124
Total current liabilities	3,422	5,038
Deferred rent and other long-term liabilities	887	985
Total liabilities	4,309	6,023

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	12	12
Additional paid-in capital	160,643	155,793
Accumulated deficit	(97,861)	(73,508)
Total shareholders' equity	62,844	82,347

Total liabilities and shareholders' equity	$67,153	$88,370

(1) Aggregate cash, cash equivalents and short-term marketable securities was $49,415 and $67,738 at September 30, 2018 and December 31, 2017, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Nine Month Information
	September 30,	September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(24,492)	$(17,401)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	1,167	1,024
Amortization and write-off of intangibles	437	775
Stock-based compensation	5,345	4,872
Changes in operating assets and liabilities:
Trade accounts receivable	3,447	(1,952)
Other current assets	(261)	(482)
Other assets	(148)	20
Accounts payable and other accrued liabilities	(374)	373
Deferred revenue	(1,225)	(1,247)
Net cash used in operating activities	(16,104)	(14,018)

Cash flows from investing activities:
Purchase of property and equipment	(1,023)	(1,424)
Capitalized patent costs	(571)	(625)
Maturity of marketable securities	30,179	41,231
Purchase of marketable securities	(18,904)	(27,631)
Net cash provided by investing activities	9,681	11,551

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	-	17,698
Exercise of stock options	1,064	793
Purchase of common stock	(1,689)	(2,063)
Net cash provided by (used in) financing activities	(625)	16,428

Net increase (decrease) in cash and cash equivalents (2)	$(7,048)	$13,961

Cash, cash equivalents and marketable securities at beginning of period	67,738	60,526
Cash, cash equivalents and marketable securities at end of period	49,415	60,887
(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$(18,323)	$361

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